Exhibit 99.1

Cactus Announces Fourth Quarter and Full Year 2019 Results

HOUSTON – February 26, 2020 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the fourth quarter and full year 2019.

Fourth Quarter 2019 Highlights

•	Reported revenue of $140.2 million;
•	Generated income from operations of $36.1 million;
•	Reported net income of $31.3 million(1) and diluted earnings per Class A share of $0.38(1);
•	Generated net income, as adjusted(2) of $27.7 million and diluted earnings per share, as adjusted(2) of $0.37;
•	Reported Adjusted EBITDA(3) and related margin(4) of $48.4 million and 34.5%, respectively; and
•	Generated cash flow from operations during the fourth quarter of 2019 of $61.4 million.

Financial Summary

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
	(in thousands)			(in thousands)
Revenues	$140,238	$160,808	$139,824	$628,414	$544,135
Income from operations	$36,085	$47,123	$43,864	$183,150	$177,701
Operating income margin	25.7%	29.3%	31.4%	29.1%	32.7%
Net income (1)	$31,274	$35,833	$38,683	$156,303	$150,281
Net income, as adjusted (2)	$27,721	$36,097	$33,827	$139,862	$133,739
Adjusted EBITDA (3)	$48,413	$58,819	$53,508	$228,999	$212,558
Adjusted EBITDA margin (4)	34.5%	36.6%	38.3%	36.4%	39.1%

(1)

Net income during the fourth quarter of 2019 is inclusive of $4.8 million in additional income related to the revaluation of the tax receivable agreement liability and $2.7 million of net additional tax expenses associated with various non-routine items. Net income during the third quarter of 2019 is inclusive of $0.6 million in additional income related to the revaluation of the tax receivable agreement liability and $4.1 million in additional tax expenses related to the write-off of foreign tax credits and the reduction in expected future state tax benefits. Net income for the full year 2019 is inclusive of $5.3 million in additional income related to the revaluation of the tax receivable agreement liability, $1.0 million in offering related expenses and $2.6 million of net additional tax expenses associated with various non-routine items.

(2)

Net income, as adjusted and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in Cactus Wellhead, LLC (“Cactus LLC”), its operating subsidiary, at the beginning of the period. Additional information regarding net income, as adjusted and diluted earnings per share, as adjusted and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.

(3)	Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(4)	The percentage of Adjusted EBITDA to Revenues.

Scott Bender, President and CEO of Cactus, commented, “2019 was a record year for Cactus. Despite a larger than anticipated decline in the overall U.S. onshore rig count during the fourth quarter, our results were generally consistent with our expectations. The overall margin profile of the business remained strong, notwithstanding the typical seasonal slowdown in Field Service due in part to lower completions activity driven by E&P budget exhaustion. The quarter highlighted the Company’s ability to generate significant free cash flow, with cash growing by over $35 million during the period, net of nearly $7 million in dividend payments and associated distributions.

“Looking to the first quarter of 2020, customers have again shown a willingness to quickly increase completion activity following the reset of budgets in January. We currently anticipate that revenue across all our business lines will increase relative to the fourth quarter of 2019. Additionally, the adoption of our new frac innovations has continued to progress during the first quarter.”

Mr. Bender concluded, “During our time as a public entity, Cactus has demonstrated its ability to perform well in the face of a challenging market environment. Going forward, we believe the capital-light nature of the business will further separate us from our peers, and we expect 2020 to highlight our ability to gain market share at attractive margins and generate substantial free cash flow.”

Revenue Categories

Product

	Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
	(in thousands)
Product revenue	$83,371	$92,582	$78,901
Gross profit	$31,059	$34,814	$33,123
Gross margin	37.3%	37.6%	42.0%

Fourth quarter 2019 product revenue decreased $9.2 million, or 9.9%, sequentially, as sales of wellhead equipment and production related equipment decreased due to reduced activity from our customers. Gross profit decreased $3.8 million, or 10.8%, sequentially, with margins declining 30 basis points. Cactus’ estimated market share(1) increased to 30.9% in the fourth quarter of 2019 versus 28.6% during the third quarter of 2019 and 27.8% during the fourth quarter of 2018.

(1)	Additional information regarding market share is located in the Supplemental Information tables.

Rental

	Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
	(in thousands)
Rental revenue	$28,215	$35,528	$31,194
Gross profit	$12,821	$18,334	$17,656
Gross margin	45.4%	51.6%	56.6%

Fourth quarter 2019 rental revenue decreased $7.3 million, or 20.6%, sequentially, as budget exhaustion led to reduced completion activity from the Company’s customers. Gross profit decreased $5.5 million, or 30.1%, sequentially and margins decreased 620 basis points due to lower revenue and an increase in depreciation expense.

Field Service and Other

	Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
	(in thousands)
Field service and other revenue	$28,652	$32,698	$29,729
Gross profit	$4,594	$7,323	$3,598
Gross margin	16.0%	22.4%	12.1%

Fourth quarter 2019 field service and other revenue decreased $4.0 million, or 12.4%, sequentially, as lower customer activity drove a decline in associated billable hours and ancillary services. Gross profit decreased $2.7 million with margins declining by 640 basis points sequentially due to lower labor utilization during the quarter, largely due to the impacts of holidays and lower customer activity.

Selling, General and Administrative Expenses (“SG&A”)

SG&A for the fourth quarter of 2019 was $12.4 million (8.8% of revenues), compared to $13.3 million (8.3% of revenues) for the third quarter of 2019 and $10.5 million (7.5% of revenues) for the fourth quarter of 2018.  The sequential decrease was due to reduced incentive compensation expense, professional fees and other costs.

Liquidity, Capital Expenditures and Supply Chain

As of December 31, 2019, the Company had $202.6 million of cash, no bank debt outstanding and the full $75.0 million of capacity available under its revolving credit facility. Operating cash flow was $61.4 million for the fourth quarter of 2019, attributable to strong operating results and a reduction in working capital. During the fourth quarter, the Company made its first regular dividend payment.

Net capital expenditures for the fourth quarter of 2019 were $18.2 million, driven largely by additions to the Company’s fleet of rental equipment, including recent innovations. Net capital expenditures for the full year 2019 were $55.9 million. For the full year 2020, the Company expects net capital expenditures to be in the range of $30 to $40 million.

Although travel restrictions, quarantines and other measures being taken by the Chinese government in response to the recent coronavirus outbreak affected our Chinese supply chain in February, we do not expect a material impact to first quarter results.  Should there be additional measures taken by the Chinese government in response to negative developments in the outbreak, it could impact our future operating results. Based on events to date, Cactus believes it has sufficient inventory to meet customer demand in the near term. The Company is monitoring conditions closely and believes progress is being made toward returning our supply chain to full capacity.

Conference Call Details

The Company will host a conference call to discuss financial and operational results tomorrow, Thursday, February 27, 2020 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Institutional investors and analysts may participate by dialing (866) 670-2203. International parties may dial (630) 489-9861. The access code is 2489677. Please access the webcast or dial in for the call at least 10 minutes ahead of start time to ensure a proper connection.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.

About Cactus, Inc.

Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers' wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Eagle Ford and Bakken, among other areas, and in Eastern Australia.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.  When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.

Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com

Source: Cactus, Inc.

Cactus, Inc.

Condensed Consolidated Statements of Income

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in thousands, except per share data)
Revenues
Product revenue	$83,371	$78,901	$357,087	$290,496
Rental revenue	28,215	31,194	141,816	133,418
Field service and other revenue	28,652	29,729	129,511	120,221
Total revenues	140,238	139,824	628,414	544,135

Costs and expenses
Cost of product revenue	52,312	45,778	220,615	174,675
Cost of rental revenue	15,394	13,538	69,829	55,015
Cost of field service and other revenue	24,058	26,131	103,163	96,215
Selling, general and administrative expenses	12,389	10,513	51,657	40,529
Total costs and expenses	104,153	95,960	445,264	366,434
Income from operations	36,085	43,864	183,150	177,701

Interest income (expense), net	390	(225)	879	(3,595)
Other income (expense), net	4,778	-	4,294	(4,305)
Income before income taxes	41,253	43,639	188,323	169,801
Income tax expense	9,979	4,956	32,020	19,520
Net income	$31,274	$38,683	$156,303	$150,281
Less: pre-IPO net income attributable to Cactus LLC	-	-	-	13,648
Less: net income attributable to non-controlling interest	13,216	21,759	70,691	84,950
Net income attributable to Cactus Inc.	$18,058	$16,924	$85,612	$51,683

Earnings per Class A share - basic	$0.38	$0.45	$1.90	$1.60
Earnings per Class A share - diluted (a)	$0.38	$0.44	$1.88	$1.58

Weighted average shares outstanding - basic	47,128	37,650	44,983	32,329
Weighted average shares outstanding - diluted (a)	75,405	38,081	75,353	32,695

(a)

Dilution for the three and twelve months ended December 31, 2019 includes an additional $13.6 million and $73.7 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 24% and 28.0 million and 30.1 million weighted average shares of Class B common stock, respectively, plus the effect of dilutive securities.  Dilution for the three and twelve months ended December 31, 2018 excludes 37.2 million and 42.6 million weighted average shares of Class B common stock, respectively, as the effect would be anti-dilutive.

Cactus, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,	December 31,
	2019	2018
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$202,603	$70,841
Accounts receivable, net	87,865	92,269
Inventories	113,371	99,837
Prepaid expenses and other current assets	11,044	11,558
Total current assets	414,883	274,505

Property and equipment, net	161,748	142,054
Operating lease right-of-use assets, net	26,561	-
Goodwill	7,824	7,824
Deferred tax asset, net	222,545	159,053
Other noncurrent assets	1,403	1,308
Total assets	$834,964	$584,744

Liabilities and Equity
Current liabilities
Accounts payable	$40,957	$42,047
Accrued expenses and other current liabilities	22,067	15,650
Current portion of liability related to tax receivable agreement	14,630	9,574
Finance lease obligations, current portion	6,735	7,353
Operating lease liabilities, current portion	6,737	-
Total current liabilities	91,126	74,624

Deferred tax liability, net	1,348	1,036
Liability related to tax receivable agreement, net of current portion	201,902	138,015
Finance lease obligations, net of current portion	3,910	8,741
Operating lease liabilities, net of current portion	20,283	-
Total liabilities	318,569	222,416

Equity	516,395	362,328
Total liabilities and equity	$834,964	$584,744

Cactus, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Twelve Months Ended December 31,
	2019	2018
	(in thousands)
Cash flows from operating activities
Net income	$156,303	$150,281
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	38,854	30,153
Debt discount and deferred financing cost amortization	168	275
Stock-based compensation	6,995	4,704
Provision for bad debts	355	-
Inventory obsolescence	2,552	1,451
Loss on disposal of assets	236	886
Deferred income taxes	25,403	15,201
Loss on debt extinguishment	-	4,305
Gain from revaluation of liability related to tax receivable agreement	(5,336)	-
Changes in operating assets and liabilities:
Accounts receivable	4,204	(8,105)
Inventories	(17,592)	(38,227)
Prepaid expenses and other assets	438	(6,509)
Accounts payable	(607)	7,651
Accrued expenses and other liabilities	6,994	5,114
Payments pursuant to tax receivable agreement	(9,335)	-
Net cash provided by operating activities	209,632	167,180

Cash flows from investing activities
Capital expenditures and other	(59,703)	(70,053)
Proceeds from sale of assets	3,755	1,899
Net cash used in investing activities	(55,948)	(68,154)

Cash flows from financing activities
Principal payments on long-term debt	-	(248,529)
Payment of deferred financing costs	-	(840)
Payments on finance leases	(7,484)	(6,274)
Net proceeds from equity offerings	-	828,168
Dividends paid to Class A common stock shareholders	(4,244)	-
Distributions to members	(8,392)	(31,848)
Redemptions of CW Units	-	(575,681)
Repurchase of shares	(1,549)	-
Net cash used in financing activities	(21,669)	(35,004)

Effect of exchange rate changes on cash and cash equivalents	(253)	(755)

Net increase in cash and cash equivalents	131,762	63,267

Cash and cash equivalents
Beginning of period	70,841	7,574
End of period	$202,603	$70,841

Cactus, Inc. – Supplemental Information

Reconciliation of GAAP to non-GAAP Financial Measures

Net income, as adjusted and diluted earnings per share, as adjusted(1)

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
	(in thousands, except per share data)
Net income	$31,274	$35,833	$38,683
Adjustments:
Other non-operating income, pre-tax (2)	(4,778)	(558)	-
Income tax expense differential (3)	1,225	822	(4,856)
Net income, as adjusted (1)	$27,721	$36,097	$33,827

Diluted earnings per share, as adjusted (1)	$0.37	$0.48	$0.45

Weighted average shares outstanding, as adjusted (4)	75,405	75,340	75,321

	Twelve Months Ended
	December 31,	December 31,
	2019	2018
	(in thousands, except per share data)
Net income	$156,303	$150,281
Adjustments:
Other non-operating income, pre-tax (2)	(5,336)	-
Secondary offering related expenses, pre-tax (5)	1,042	-
Term loan interest, pre-tax (6)	-	2,284
Loss on debt extinguishment, pre-tax (7)	-	4,305
Stock-based compensation, pre-tax (8)	-	(417)
Income tax expense differential (3)	(12,147)	(22,714)
Net income, as adjusted (1)	$139,862	$133,739

Diluted earnings per share, as adjusted (1)	$1.86	$1.78

Weighted average shares outstanding, as adjusted (4)	75,353	75,256

(1)

Net income, as adjusted and diluted earnings per share, as adjusted are not measures of net income as determined by GAAP. Net income, as adjusted and diluted earnings per share, as adjusted are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines net income, as adjusted as net income assuming Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Net income, as adjusted, also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as net income, as adjusted divided by weighted average shares outstanding, as adjusted. The Company believes this supplemental information is useful for evaluating performance period over period.

(2)	Represents non-cash adjustments for the revaluation of the liability related to the tax receivable agreement.

(3)

Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of Cactus LLC at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 24.0% on income before income taxes for the three and twelve months ended December 31, 2019 and twelve months ended December 31, 2018 and 22.5% for the three months ended December 31, 2018.

(4)

Reflects 47.1, 47.1, and 37.7 million weighted average shares of basic Class A common stock and 28.0,  28.0 and 37.2 million of additional shares for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively, and 45.0 and 32.3 million weighted average shares of basic Class A common stock and 30.1 and 42.6 million of additional shares for the twelve months ended December 31, 2019 and December 31, 2018, respectively, as if the weighted average shares of Class B common stock were exchanged and canceled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

(5)

Reflects fees and expenses recorded in first quarter 2019 in connection with the offering of Class A common stock by certain selling stockholders, excluding underwriting discounts and selling commissions incurred by the selling stockholders.

(6)	Reflects the removal of the term loan interest expense recorded during first quarter 2018 as the term loan was repaid in full in conjunction with the IPO.
(7)	Reflects the removal of the loss on debt extinguishment recorded in first quarter 2018.
(8)	Represents the additional stock-based compensation expense that would have been recorded during the first quarter assuming the restricted stock unit awards were issued as of January 1, 2018.

Cactus, Inc. – Supplemental Information

Reconciliation of GAAP to non-GAAP Financial Measures

EBITDA and Adjusted EBITDA(1)

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
	(in thousands)
Net income	$31,274	$35,833	$38,683
Interest (income) expense, net	(390)	(373)	225
Income tax expense	9,979	12,221	4,956
Depreciation and amortization	10,590	10,007	8,324
EBITDA (1)	51,453	57,688	52,188
Other non-operating income (2)	(4,778)	(558)	-
Stock-based compensation	1,738	1,689	1,320
Adjusted EBITDA (1)	$48,413	$58,819	$53,508

	Twelve Months Ended
	December 31,	December 31,
	2019	2018
	(in thousands)
Net income	$156,303	$150,281
Interest (income) expense, net	(879)	3,595
Income tax expense	32,020	19,520
Depreciation and amortization	38,854	30,153
EBITDA (1)	226,298	203,549
Other non-operating income (2)	(5,336)	-
Secondary offering related expenses	1,042	-
Loss on debt extinguishment	-	4,305
Stock-based compensation	6,995	4,704
Adjusted EBITDA (1)	$228,999	$212,558

(1)

EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non‑GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined above.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus presents EBITDA and Adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting the Company’s business.

(2)	Represents non-cash adjustments for the revaluation of the liability related to the tax receivable agreement.

Cactus, Inc. – Supplemental Information

Depreciation and Amortization by Category

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
	(in thousands)
Cost of product revenue	$893	$884	$901
Cost of rental revenue	7,014	6,384	4,939
Cost of field service and other revenue	2,500	2,558	2,358
Selling, general and administrative expenses	183	181	126
Total depreciation and amortization	$10,590	$10,007	$8,324

	Twelve Months Ended
	December 31,	December 31,
	2019	2018
	(in thousands)
Cost of product revenue	$3,304	$3,262
Cost of rental revenue	24,881	17,997
Cost of field service and other revenue	9,986	8,456
Selling, general and administrative expenses	683	438
Total depreciation and amortization	$38,854	$30,153

Cactus, Inc. – Supplemental Information

Estimated Market Share(1)

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Cactus U.S. onshore rigs followed	246	256	291
Baker Hughes U.S. onshore rig count quarterly average	796	894	1,048
Market share (1)	30.9%	28.6%	27.8%

(1)

Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average. Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.